                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box: [ ]

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TRIDENT MICROSYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                     [LOGO]





                                                                October 23, 1997

Dear Stockholder:


         This year's annual meeting of stockholders will be held on Thursday, December 4, 1997 at 9:00 a.m. local time, at Trident Microsystems, Inc., 380 North Bernardo Avenue, Mountain View, California. You are cordially invited to attend.

         The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

         After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

         A copy of the Company's 1997 Annual Report is also enclosed.

         The Board of Directors and Management look forward to seeing you at the annual meeting.



                                        Very truly yours,





                                        FRANK C. LIN
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

                           TRIDENT MICROSYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 4, 1997

To The Stockholders:


         Please take notice that the annual meeting of the stockholders of Trident Microsystems, Inc. (the "Company"), will be held on December 4, 1997, at 9:00 a.m. at Trident Microsystems, Inc., 380 North Bernardo Avenue, Mountain View, California, for the following purposes:

         1. To elect two Class II directors to hold offices for three-year terms and until their successors are elected and qualified.

         2. To consider and vote upon a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998.

         3. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on October 14, 1997 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of Trident Microsystems, Inc.

                                        By order of the Board of Directors,



                                        FRANK C. LIN
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer


Mountain View, California
October 23, 1997

--------------------------------------------------------------------------------
IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POST- PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                          Page
SOLICITATION AND VOTING OF PROXIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
INFORMATION ABOUT TRIDENT MICROSYSTEMS, INC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Stock Ownership of Certain Beneficial Owners and Management  . . . . . . . . . . . . . . . . . .   2
         Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
EXECUTIVE COMPENSATION AND OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Option Grants In Last Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Option Exercises and Fiscal 1997 Year-End Value  . . . . . . . . . . . . . . . . . . . . . . . .   8
         Aggregate Option Exercises in Last Fiscal Year And Fiscal Year-End Values  . . . . . . . . . . .   8
         Repricing of Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Ten-Year Option Repricings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Compensation Committee Interlocks and Insider Participation  . . . . . . . . . . . . . . . . . .  10
         Change in Control Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 16(a) Beneficial Ownership Reporting Compliance  . . . . . . . . . . . . . . . . . . . .  11
REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS  . . . . . . . . . . . . . . . . . . . . . .  12
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . .  13
         Compensation Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Compensation Philosophy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Forms of Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
COMPARISON OF STOCKHOLDER RETURN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Comparison of Cumulative Total Return From December 15, 1992
              through June 30, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . .  17
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING  . . . . . . . . . . . . . . . . . . . . . . .18
TRANSACTION OF OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                           TRIDENT MICROSYSTEMS, INC.
                           189 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

         The accompanying proxy is solicited by the Board of Directors of Trident Microsystems, Inc., a Delaware corporation ("Trident" or the "Company"), for use at the Annual Meeting of Stockholders to be held December 4, 1997, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is October 23, 1997, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.


                       SOLICITATION AND VOTING OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

         Only stockholders of record as of the close of business on October 14, 1997, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 12,995,628 shares of common stock of the Company, par value $.001 per share ("Common Stock"), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's By-Laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

         All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

         An annual report for the fiscal year ended June 30, 1997 is enclosed with this Proxy Statement.

                  INFORMATION ABOUT TRIDENT MICROSYSTEMS, INC.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of August 31, 1997, with respect to the beneficial ownership of the Company's Common Stock by
(i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of June 30, 1997, whose salary and incentive compensation for the fiscal year ended June 30, 1997 exceeded $100,000, and (iv) all executive officers and directors of the Company as a group.

                                                             SHARES OWNED (1)
          NAME AND ADDRESS OF                             NUMBER      PERCENTAGE
          BENEFICIAL OWNERS                             OF SHARES      OF CLASS
          -----------------                             ---------      --------
Glen M. Antle(2)                                           37,000         *
Shyur-Jen Paul Chien(3)                                   336,881       2.59%
Yasushi Chikagami(4)                                      137,887       1.06%
Charles A. Dickinson(5)                                    25,400         *
Frank C. Lin(6)                                         1,381,919      10.52%
  c/o Trident Microsystems, Inc.
  189 North Bernardo Avenue
  Mountain View, CA  94043
Leonard Y. Liu(7)                                          25,712         *
Millard Phelps(8)                                          12,756         *
Jung-Herng Chang(9)                                       153,564       1.17%
Richard Hegberg                                                 0         *
Peter Jen(10)                                             117,387         *
Amir Mashkoori                                                  0         *
Executive officers and directors
as a group (12 persons)(11)                             2,228,506      16.62%


_________________________

* Less than 1%

(1) Except as otherwise noted, the persons named in the table have the sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes to this table.

(2) Includes 25,000 shares subject to options exercisable by Mr. Antle within sixty days of August 31, 1997.

(3) Includes 15,000 shares subject to options exercisable by Mr. Chien within sixty days of August 31, 1997. Also includes 48,376 shares held by Mr. Chien's wife.

(4) Includes 5,000 shares held by a joint tenant account for Mr. Chikagami's wife, son and daughter. Also includes 12,877 shares subject to options exercisable by Mr. Chikagami within sixty days of August 31, 1997.

(5) Includes 6,250 shares subject to options exercisable by Mr. Dickinson within sixty days of August 31, 1997.

(6) Includes 155,000 shares subject to options exercisable by Mr. Lin within sixty days of August 31, 1997. Also includes 29,956 shares held by custodian for the benefit of Mr. Lin's two minor children.

(7) Includes 15,712 shares subject to options exercisable by Mr. Liu within sixty days of August 31, 1997.

(8) Includes 11,301 shares subject to options exercisable by Mr. Phelps within sixty days of August 31, 1997.

(9) Includes 115,000 shares subject to options exercisable by Mr. Chang within sixty days of August 31, 1997.

(10) Includes 80,417 shares subject to options exercisable by Mr. Jen within sixty days of August 31, 1997.

(11) Includes 436,557 shares subject to options exercisable within sixty days of August 31, 1997.

MANAGEMENT

         Directors. This section sets forth the ages and backgrounds of the Company's current Directors, except for Shyur-Jen Paul Chien, and includes the Class II nominees to be elected at this meeting. Shyur-Jen Paul is currently a Class II Director, whose term expires as of the date of this annual meeting; he will not stand for reelection at such meeting.

                                                   POSITIONS                                       DIRECTOR
        NAME                               AGE     WITH THE COMPANY                                 SINCE
        ----                               ---     ----------------                                 -----
Class II Directors nominated for election at the 1997 Annual Meeting of Stockholders:

 Leonard Y. Liu                            56     Director                                           1994

 Millard Phelps                            69     Director                                           1995

 Class III Directors whose terms expire at the 1998 Annual Meeting of Stockholders:

 Frank C. Lin                              52     President, Chief Executive Officer                 1987
                                                  and Chairman of the Board of Directors

 Glen M. Antle                             59     Director                                           1992

 Class I Directors whose terms expire at the 1999 Annual Meeting of Stockholders:

 Charles A. Dickinson                      73     Director                                           1993

 Yasushi Chikagami                         58     Director                                           1994


         Dr. Liu has served as a Director of the Company since October 1994. Since June 1995, he has served as President, Chief Executive Officer and Chairman of the Board of Directors of Walker Interactive Systems, a high-end financial software company. From January 1993 to March 1995, he served as Chief Operating Officer of Cadence Design Systems, Inc., an integrated circuit design software company, and since July 1989 has served as a Director of Cadence Design Systems, Inc. From April 1989 through May 1992, he served as President of Acer Group Worldwide and as Chairman of the Board of Directors and Chief Executive Officer of Acer America Corporation, a computer manufacturing company.

         Mr. Phelps has served as a Director of the Company since September 1995. From September 1984 to May 1994, he served as a senior technology analyst for Hambrecht & Quist, an investment banking firm and since May 1994, Mr. Phelps has served as an advisory director of Hambrecht & Quist. Mr. Phelps serves on Trident's Board in an individual capacity and not as a representative of Hambrecht & Quist. Mr. Phelps is also a director of DSP Group, Inc., a semiconductor engineering services company.

         Mr. Lin founded the Company and has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since July 1987. From June 1984 to July 1987, he was Vice President of Engineering at Genoa Systems, Inc., a graphics and storage product company that he co-founded. From 1982 to 1984, Mr. Lin was a senior manager at Olivetti Advanced Technical Center, a PC peripheral equipment design company. Mr. Lin is also a director of United Integrated Circuits Corporation, a Taiwanese company jointly formed by Trident, UMC and a number of other fabless semiconductor companies to build and manage a semiconductor manufacturing facility located in Taiwan, Republic of China.

         Mr. Antle has served as a Director of the Company since July 1992. From July 1996 to August 1997 Mr. Antle was a director of Compass Design Automation, a company providing EDA tools and libraries. From February 1991 to June 1993, he served as Chairman of the Board of Directors of PiE Design Systems, an electronic design automation company, and from August 1992 to June 1993 as its Chief Executive Officer. In June 1993, PiE merged into Quickturn Design Systems, Inc., also an electronic design automation company, and Mr. Antle has served as Chairman of the Board of Directors of Quickturn since that date. From June 1989 to February 1991 Mr. Antle was retired. Mr. Antle was a co-founder of ECAD, Inc., now Cadence Design Systems, Inc., and served as its Co-Chairman of the Board of Directors from May 1988 to June 1989 and as Chairman of the Board of Directors and Chief Executive Officer from August 1982 to May 1988.

         Mr. Dickinson has served as a Director of the Company since June 1993. Since July 1984 Mr. Dickinson has been a member of the Board of Directors of Solectron Corporation, an electronics manufacturing company. From March 1994 until September 1996, Mr. Dickinson served as the Chairman of the Board of Directors of Solectron Corporation, and from November 1993 to February 1, 1996 as its President, Europe. From March 1989 to November 1993, Mr. Dickinson was self employed as a business consultant. Mr. Dickinson is also a Director of Vermont Microsystems, Inc., a computer graphics company, and Aavid Thermal Technologies, Inc., a company providing thermal transfer solutions.

         Mr. Chikagami has served as a Director of the Company since April 1994. From 1974 to January 1996, Mr. Chikagami served as Chairman of the EI-EN Group, a group of private companies located in Asia engaged in the electronics components and computer peripherals business. Since January 1996, Mr. Chikagami has served as Chairman of KEIAN Corporation, a computer and communications component company, operating in Japan. Mr. Chikagami has also served as Vice Chairman of Eastern Computer Group Co. in China since 1988. He was also a founder of GVC Corporation, a publicly held Taiwanese company engaged in activities including the manufacture of electronics components and computer peripherals. Mr. Chikagami is also a director of Silicon Storage Technology, Inc.

         Management's nominees for election at the Annual Meeting of Stockholders to Class II of the Board of Directors are Leonard Y. Liu and Millard Phelps, two of the three current Class II Directors. Shyur-Jen Paul Chien's term as a Class II Director expires as of the date of the upcoming annual meeting; he will not stand for re-election. Management is not proposing a nominee for the third Class II Director at this time since it has yet to identify a suitable candidate. The Board of Directors and Management continue to evaluate prospective candidates for the Board of Directors.

         Meetings of the Board of Directors. During the fiscal year ended June 30, 1997, the Board of Directors held five (5) meetings. Except for Yasushi Chikagami, all directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of the committees of the Board of Directors on which such director served during fiscal 1997.

         The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

         The Audit Committee's function is to review, with the Company's independent public accountants, Management and the Board of Directors, the Company's financial reporting processes and internal financial controls. The Audit Committee reviews the results of the examination of the Company's financial statements by the independent public accountants and the independent public accountants' opinion. The Audit Committee also approves all professional services performed by the independent public accountants, recommends the retention of the independent public accountants to the Board of Directors, subject to ratification by the stockholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls. During fiscal 1997, the Audit Committee was composed of Glen M. Antle and Millard Phelps. The Audit Committee held four (4) meetings during the fiscal year ended June 30, 1997.

         The Compensation Committee's primary function is to review and recommend salary levels of, to approve bonus plans for, and approve stock option grants to executive officers, and to set the compensation of the Chief Executive Officer. During fiscal 1997, the Compensation Committee was composed of Shyur-Jen Paul Chien and Charles A. Dickinson. The Compensation Committee held one (1) meeting during the fiscal year ended June 30, 1997.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth information concerning the compensation during the fiscal years ended June 30, 1997, June 30, 1996 and June 30, 1995 of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of June 30, 1997, whose salary and incentive compensation for the fiscal year ended June 30, 1997 exceeded $100,000. Amounts under the caption "Bonus" are amounts earned for performance during the fiscal year including amounts paid after the end of the fiscal year.


                           SUMMARY COMPENSATION TABLE

                                                                                                              LONG-TERM
                                                                  ANNUAL COMPENSATION                        COMPENSATION
                                                   ----------------------------------------------------      ------------
                                                                                                              SECURITIES
                                                                                         OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION         YEAR           SALARY               BONUS           COMPENSATION(1)       OPTIONS (#)
---------------------------         ----           ------               -----           ---------------      ------------
       Frank C. Lin                 1997          $352,000             $229,336             $      0           150,000(2)
    President and Chief
     Executive Officer              1996          $315,791             $150,318             $      0            50,000

                                    1995          $335,882             $406,728             $      0            50,000

     Jung-Herng Chang               1997          $183,500             $ 92,152             $      0            60,000(3)
 Vice President, Graphics
       Engineering                  1996          $172,103             $ 55,284             $      0            20,000

                                    1995          $149,155             $ 83,474             $      0            40,000

      Amir Mashkoori                1997          $179,200             $ 89,600             $      0           100,000(6)
Vice President, Operationsy
                                    1996          $ 92,727(4)          $ 32,666(5)          $      0           100,000

                                    1995          $      0             $      0             $      0                 0

         Peter Jen                  1997          $174,220             $      0             $ 85,827            90,000(7)
   Vice President, Asia
        Operations                  1996          $162,783             $      0             $ 87,300            30,000

                                    1995          $133,974             $ 41,250             $ 33,983            45,000

      Richard Hegberg               1997          $170,000             $      0             $ 68,125           200,000(8)
Vice President, Worldwide
           Sales                    1996          $      0             $      0             $      0                 0

                                    1995          $      0             $      0             $      0                 0


__________________________

(1)      All amounts shown represent commissions earned.

(2) Includes option to purchase 50,000 shares granted on July 25, 1996, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1996.

(3) Includes option to purchase 20,000 shares granted on July 25, 1996, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1996.

(4)      Represents salary for the period from December 1995 to June 1996.

(5)      Represents bonus for the period from December 1995 to June 1996.

(6) Includes option to purchase 100,000 shares granted on July 25, 1996, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1996.

(7) Includes option to purchase 50,000 shares granted on July 25, 1996, in consideration for the cancellation of options for 30,000 shares granted in fiscal 1996 and 20,000 shares granted in fiscal 1995.

(8) Includes option to purchase 100,000 shares granted on July 25, 1996, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997.

         The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended June 30, 1997 to the persons named in the Summary Compensation
Table:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED ANNUAL
                                                                                      RATES OF STOCK PRICE
                                                                                           APPRECIATION
                               INDIVIDUAL GRANTS                                         FOR OPTION TERM(4)
-------------------------------------------------------------------------------     ---------------------------
                          NUMBER OF          % OF TOTAL
                         SECURITIES           OPTIONS
                         UNDERLYING          GRANTED TO   EXERCISE
                          OPTIONS            EMPLOYEES    OR BASE
                          GRANTED            IN FISCAL     PRICE     EXPIRATION
      NAME                 (#)(1)              YEAR      ($/SH)(3)      DATE          5% ($)          10% ($)
   ----------            ----------          ---------   ----------  ----------       ------          -------
Frank C. Lin               50,000(2)            1.41%    $   10.31    7/25/01       $  247,919       $  700,192

                          100,000               2.82%    $   11.27    9/09/01       $  542,117       $1,531,086

Jung-Herng Chang           20,000(2)             .56%    $    9.37    7/25/06       $  117,918       $  298,827

                           40,000               1.13%    $   10.25    9/09/06       $  257,847       $  653,434

Amir Mashkoori            100,000               2.82%    $    9.37    7/25/06       $  589,589       $1,494,133

Peter Jen                  50,000(2)            1.41%    $    9.37    7/25/06       $  294,794       $  747,067

                           40,000               1.13%    $   10.25    9/09/06       $  257,847       $  653,434

Richard Hegberg           100,000(2)            2.82%    $   10.37    7/22/06       $  652,478       $1,653,508

                          100,000               2.82%    $    9.37    7/25/06       $  589,589       $1,494,133

__________________________

(1) Generally, the right to exercise an option under the Company's 1992 Stock Option Plan (the "Option Plan") vests as to one-fourth of the shares subject to the option on each anniversary of the date of grant. The Option Plan permits the grant of both incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), and nonstatutory stock options. The exercise price of incentive stock options must at least equal the fair market value of the Common Stock of the Company on the date of grant. The exercise price of nonstatutory stock options must equal at least 85% of the fair market value of the Common Stock of the Company on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporations must be at least 110% of the fair market value of the Common Stock of the Company on the date of grant and the term of such options cannot exceed five years.

(2) These options represent options that were originally granted in Fiscal Year 1995, 1996 and 1997 and were repriced on July 25, 1996. Options that were repriced on July 25, 1996 vest and become exercisable according to the following schedule: (i) in three substantially equal annual installments on the first three anniversaries of July 25, 1996, if the holder of the exchanged option had completed twelve or more months of continuous service as of July 25, 1996, (ii) 25% of the number of shares subject to the new option on January 25, 1997 and the remainder in three substantially equal annual installments on each of the first three anniversaries of January 25, 1997, if the holder had completed six months or more but less than twelve months of continuous service as of July 25, 1996, or (iii) in four substantially equal annual installments on the first four anniversaries of July 25, 1996, if the holder had completed less than six months of continuous service as of July 25, 1996. See "REPORT OF THE COMPENSATION COMMITTEE - Repricing of Options" and "EXECUTIVE COMPENSATION AND OTHER MATTERS - Ten-Year Option Repricings" table.

(3) All options were granted at or above market value on the date of grant as determined by the Compensation Committee.

(4) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option-holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL 1997 YEAR-END VALUE

         The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended June 30, 1997, and unexercised options held as of June 30, 1997, by the persons named in the Summary Compensation Table.


                          AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES


                              SHARES                     NUMBER OF SECURITIES UNDERLYING
                             ACQUIRED                               UNEXERCISED          VALUE OF UNEXERCISED IN-THE-MONEY
                           ON EXERCISE                          OPTIONS AT FY-END             OPTIONS AT FY-END(2)
                                                          -----------------------------    ------------------------------
                                           VALUE
     NAME                   (#)           REALIZED        EXERCISABLE(1)  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
     ----                   ---           --------        --------------  -------------    -----------      -------------
Frank C. Lin                    0         $      0           97,500          182,500         $437,969         $236,406
Jung-Herng Chang                0         $      0           92,500           77,500         $541,562         $187,187
Amir Mashkoori                  0         $      0           25,000           75,000         $ 46,875         $140,625
Peter Jen                  10,000         $162,500           52,500          100,000         $316,812         $200,937
Richard Hegberg                 0         $      0                0          100,000         $      0         $187,500

__________________________

(1) Company stock options generally become exercisable as to 25% on the first anniversary of the date of grant and 25% per year thereafter.


(2) The value of the unexercised in-the-money options is based on the closing price of the Company's Common Stock on June 30, 1997 ($11.25 per share) and is net of the exercise price of such options.

REPRICING OF STOCK OPTIONS

     The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since December 16, 1992, the date of the Company's initial public offering.

                                                TEN-YEAR OPTION REPRICINGS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    EXERCISE                     LENGTH OF
                                                  NUMBER OF                         PRICE AT                  ORIGINAL OPTION
                                                 SECURITIES      MARKET PRICE OF     TIME OF                   TERM REMAINING
                                                 UNDERLYING      STOCK AT TIME    REPRICING OR       NEW         AT DATE OF
                                 REPRICING    OPTIONS REPRICED   OF REPRICING OR    AMENDMENT      EXERCISE     REPRICING OR
     NAME AND POSITION             DATE         OR AMENDED (#)    AMENDMENT($)         (#)        PRICE ($)      AMENDMENT
     -----------------             ----         --------------    ------------         ---        ---------      ---------
Frank Lin, President and         7/14/93          120,000         $    5.00        $    8.00      $  5.00     9 years, 94 days
Chief Executive Officer
                                 7/25/96(1)        50,000         $    9.38        $    20.49     $ 10.31(2)  4 years, 71 days

Jung-Herng Chang, Vice           7/25/96(1)        20,000         $    9.38        $   18.63      $  9.38     9 years, 71 days
President, Graphics
Engineering

Amir Mashkoori, Vice             7/25/96(1)       100,000         $    9.38        $   13.23      $  9.38     9 years, 178 days
President, Operations

Peter Jen, Vice                  7/14/93           30,000         $    5.00        $    5.50      $  5.00     9 years, 49 days
President, Asia                                    10,000         $    5.00        $    8.00      $  5.00     9 years, 95 days
Operations
                                 7/25/96(1)        20,000         $    9.38        $   15.50      $  9.38     8 years, 261 days
                                                   30,000         $    9.38        $   18.63      $  9.38     9 years, 71 days
Richard Hegberg, Vice            7/25/96(1)       100,000         $    9.38        $   10.38      $  9.38     9 years, 362 days
President, Worldwide
Sales

James T. Lindstrom               7/14/93           10,000         $    5.00        $    8.00      $  5.00     9 years, 95 days
Former Vice President,
Finance, Chief Financial
Officer and Secretary

Tung-Liang Chang                 7/14/93           30,000         $    5.00        $    8.00      $  5.00     9 years, 95 days
Former Vice President,
ASIC Technology

--------------------------

(1) Options that were repriced on July 25, 1996 vest and become exercisable according to the following schedule: (i) in three substantially equal annual installments on the first three anniversaries of July 25, 1996, if the holder of the exchanged option had completed twelve or more months of continuous service as of July 25, 1996, (ii) 25% of the number of shares subject to the new option on January 25, 1997 and the remainder in three substantially equal annual installments on each of the first three anniversaries of January 25, 1997, if the holder had completed six months or more but less than twelve months of continuous service as of July 25, 1996, or (iii) in four substantially equal annual installments on the first four anniversaries of July 25, 1996, if the holder had completed less than six months of continuous service as of July 25, 1996. See "REPORT OF THE COMPENSATION COMMITTEE - Repricing of Options."

(2) Represents 110% of the fair market value of the Company's Common Stock on the date of grant, since Mr. Lin holds more than 10% of the Common Stock of the Company.

COMPENSATION OF DIRECTORS

         Board members other than the Company's outside directors receive no compensation for attending Board meetings, except for reimbursement of certain expenses in connection with attendance at Board meetings and Committee meetings. The Company's outside directors receive $10,000 per year as an annual retainer. In addition, each outside director receives $1,250 for each Board or Committee meeting attended in person, and $750 for each Board or Committee meeting attended by phone.

         The Company's 1994 Outside Directors Stock Option Plan (the "Outside Directors Plan") provides that on the day immediately following the initial election or appointment of each new nonemployee director (an "Outside Director"), such Outside Director will automatically receive a grant of an option to purchase 5,000 shares of the Company's Common Stock, subject to proration of the number of shares if appointed to fill a vacancy between annual meetings of the stockholders. Each Outside Director previously granted an option under the Outside Directors Plan will automatically receive an additional option to purchase 5,000 shares of the Company's Common Stock on the day immediately following each annual meeting of the stockholders of the Company.

         In August 1995, the Company entered into a joint venture agreement with United Microelectronic Corporation ("UMC") pursuant to which the Company is committed to invest a certain amount over a three year period for a 10% equity interest in the joint venture entity, United Integrated Circuits Corporation ("UICC"), which constructed a wafer fabrication facility in Taiwan. Following the consummation of this transaction, Frank Lin was appointed as a director of UICC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1997, the Compensation Committee was composed of two independent, non-employee directors of the Company, Shyur-Jen Paul Chien and Charles A. Dickinson. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

CHANGE IN CONTROL ARRANGEMENTS

         The Company's 1992 Stock Option Plan (the "Option Plan") provides that in the event of a merger of the Company with or into another corporation, unless the successor corporation assumes or substitutes equivalent options for options granted under the Option Plan, the Board of Directors shall provide that all outstanding options under the Option Plan will be fully exercisable prior to the merger. Options which are neither assumed or substituted for by the successor corporation nor exercised prior to the expiration of a 15-day notice period will terminate upon the expiration of such period. All shares subject to options granted under the Outside Directors Plan will become fully vested and exercisable as of the date 15 days prior to a change in control of the Company as defined in the Outside Directors Plan unless the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), either assumes or substitutes Acquiring Corporation options for options outstanding under the Outside Directors Plan. Any such options which are neither assumed or substituted for by the Acquiring Corporation nor exercised will terminate as of the date of the change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 4, 1997, Frank C. Lin paid to the Company $633,162.51 as payment in full for the principal amount and accrued interest owed under the Company's loan to Mr. Lin originally granted in November 1992 and amended in January 1995.

         On May 5, 1997, the Company and Amir Mashkoori entered into a loan agreement pursuant to which Mr. Mashkoori borrowed $180,000 from the Company, payable on May 5, 1998 together with interest at a rate of 6.23% per annum. On September 2, 1997, Mr. Mashkoori paid to the Company $110,000 of the principal amount of the loan and $3,687 of accrued interest to date. The current balance of such loan is a principal sum of $70,000 plus interest on such amount.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that, during fiscal 1997, all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were met, except that a late statement reporting one transaction was filed by Tung Liang Chang, late annual statements reporting one and two exempt transactions, respectively, were filed by Mr. Lin and Mr. Jen, and initial reports timely filed by each of Messrs. Chien and Mashkoori were amended to include inadvertently omitted holdings of, respectively, shares of stock by Mr. Chien's spouse and two employee stock options by Mr. Mashkoori.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON REPRICING OF OPTIONS

         In July 1996, the Compensation Committee, consisting of Shyur-Jen Paul Chien and Charles A. Dickinson, considered the options held by the Company's executive officers and employees and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Company's 1992 Stock Option Plan (the "1992 Plan") and the 1996 Nonstatutory Stock Option Plan (the "1996 Plan") (collectively, the "Plans") having exercise prices well above the recent historical trading prices of the Common Stock. The Company's Management advised the Committee that it believed employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the then current trading price, was less attractive than compensation offered by other companies in the same geographic location, since options granted to new hires at other companies would be granted at current trading prices.

         The Committee determined (i) that the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical and managerial personnel, (ii) that competition for such personnel would be intense, (iii) that the loss of key employees could have a significant adverse impact on the Company's business, (iv) that it would be important and cost-effective to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders, and (v) that the morale of long term employees holding stock options with an exercise price well below the current trading price would decrease as more recently hired employees are granted options with exercise prices set at current, lower market prices. The Committee recognized that an exchange of existing options with exercise prices higher than fair market value for options granted at fair market value would restore incentives to employees because of the increased potential for appreciation. The Committee also recognized that it could require the new options to be subject to new vesting restrictions so that optionees participating in the exchange would have incentives to remain with the Company. Considering these factors, the Committee determined it to be in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers to remain as employees of the Company and to exert their maximum efforts on behalf of the Company by granting replacement stock options under the Option Plan at the optionee's election, with restarted vesting and exercise prices equal to the then current market value.

         Accordingly, in July 1996, the Committee approved an offer to all employees of the Company, including executive officers, to exchange outstanding options with exercise prices above the then current trading price for new options with an exercise price equal to the current trading price ("New Options"). The Committee approved a new vesting schedule for the New Options, according to which, a New Option vests and becomes exercisable (i) in three substantially equal annual installments on the first three anniversaries of July 25, 1996, if the holder of the exchanged option had completed twelve or more months of continuous service as of July 25, 1996, (ii) as to 25% of the number of shares subject to the New Option on January 25, 1997 and the remainder in three substantially equal installments on each of the first three anniversaries of January 25, 1997, if the holder had completed six months or more but less than twelve months of continuous service as of July 25, 1996, or (iii) in four substantially equal annual installments on the first four anniversaries of July 25, 1996, if the holder had completed less than six months of continuous service as of July 25, 1996. All New Options terminate no later than ten (10) years from the date of the exchange, except that New Options granted to Ten Percent Stockholders terminate no later than five (5) years from the date of exchange. Optionees who participated in the exchange received a lower exercise price in exchange for the cancellation of the holder's exchanged option and forfeiture of accrued vesting on the exchanged option. The offer to exchange options was completed on July 25, 1996. Options for 1,077,100 shares with exercise prices ranging from $10.37 to $25.62 were exchanged for options for an equal number of shares at an exercise price of $9.37, the fair market value of the Company's Common Stock on July 25, 1996, the date of the Committee's approval of the repricing, or at an exercise price of $10.31 for Ten Percent Stockholders. See EXECUTIVE COMPENSATION AND OTHER MATTERS - "Ten-Year Option Repricings" table for further information concerning the repricing.

                                             1997 COMPENSATION COMMITTEE

                                             Shyur-Jen Paul Chien
                                             Charles A. Dickinson

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

         The Compensation Committee was composed of two independent, non-employee directors of the Company during the 1997 fiscal year. No such persons were former employees of the Company. During fiscal 1997, the Compensation Committee members were Shyur-Jen Paul Chien and Charles A. Dickinson. The Compensation Committee's primary function is to review and recommend salary levels of, to approve bonus plans for, and to approve stock option grants to executive officers, and to set the compensation of the Chief Executive Officer.

COMPENSATION PHILOSOPHY

         The Compensation Committee strives to align executive compensation with the value achieved by the executive team for the Company's stockholders. Toward that goal, the Company's compensation program emphasizes both short- and long-term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. The Company uses salary, executive officer bonuses and stock options to motivate executive officers to achieve the Company's business objectives and to align the incentives of officers with the long-term interests of stockholders. The Compensation Committee reviews and evaluates each executive officer's base and variable compensation annually relative to corporate performance and comparative market information.

         In setting total compensation, the Compensation Committee considers individual and Company performance, as well as market information in the form of published survey data provided to the Compensation Committee by the Company's human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs, of companies considered by the Compensation Committee to be comparable technology companies as well as companies in the semiconductor design industry. The Compensation Committee's policy is generally to target levels of cash and equity compensation paid to its executive officers so that such compensation is competitive with that paid by such comparable companies.

         In preparing the performance graph for this Proxy Statement, the Company has selected the H&Q Semiconductors Sector Index, and the Nasdaq Stock Market-U.S. Index as its peer groups. The companies that the Company included in its stratified salary surveys are not necessarily those included in the indices, as such companies may not be competitive with the Company for executive talent.

         The Company has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the chief executive officers or any of the four other most highly compensated executive officers, unless the compensation is performance-based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Company believes that compensation attributable to any options granted under the Option Plan currently qualifies as performance-based in accordance with the regulations under Section 162(m), the Compensation Committee believes that
Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

FORMS OF COMPENSATION

         Salary. The Company strives to offer executive officers salaries that are competitive with comparable companies in the technology sector generally and in the semiconductor design industry. Frank C. Lin, President and Chief Executive Officer of the Company, approves executive salaries at the time executives join the Company, which are subject to review and approval by the Compensation Committee. Thereafter, Mr. Lin periodically reviews salaries of the executive officers and recommends adjustments to the base salaries of those officers which are subject to review and approval by the Compensation Committee. The Compensation Committee reviews Mr. Lin's performance and makes adjustments to his salary. Adjustments made by Mr. Lin and the Compensation Committee are based on individual executive officer performance, cost of living increases, Company performance, and adjustments to retain qualified personnel. Mr. Lin's base salary is reviewed annually by the Compensation Committee and reflects his position, duties, and responsibilities.

         Incentive Compensation. The Board of Directors reviews and approves an executive bonus plan ("Plan") based upon Company and individual performance. The Compensation Committee believes that significant bonus incentives based on performance of the Company and personal performance provide substantial motivations to achieve corporate goals. Under the Plan, Company performance is measured for the fiscal year on a basis of actual operating profit as compared with budgeted operating profit. The Company performance portion of any executive's incentive bonus could be higher if the Company's performance exceeded the goal. Individual performance against management-by-objective ("MBO") goals comprises a significant component of the bonus for most executives; however, Company performance is given more weight in any bonus calculation. For fiscal 1997 the commissions for Peter Jen, who served as Vice President of Asia Operations, and Richard Hegberg, who served as Vice President, Worldwide Sales, were based exclusively upon sales performance, and the target bonus for Mr. Lin, which was 65% of his base salary, was based exclusively on Company performance. The Plan is administered by the Compensation Committee with Mr. Lin determining whether executive officers, other than himself, met their individual MBO goals. The Compensation Committee believes the incentives paid to the Company's executives on a basis of Company performance and individual performance are comparable to those paid under industry standard incentive compensation programs.

         The Company exceeded its performance plan for fiscal 1997 and therefore incentive awards were granted to executive officers. The Compensation Committee has approved a bonus plan for fiscal 1998 similar to the plan for fiscal 1997, except that there is no upper limit on the amount of bonus that may be granted to executive officers under the plan for fiscal 1998. Mr. Lin's bonus for fiscal 1997 was based entirely on the Company's performance: specifically, upon a comparison of the Company's operating profit and budgeted profit. Mr. Lin was paid 100% of his targeted incentive bonus since the Company exceeded its operating profit goals for fiscal year 1997.

         Stock Options. The Compensation Committee strives to maintain the equity position of all executive officers at levels competitive with comparable companies. The Compensation Committee believes that equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders, and therefore grants stock options under the Company's 1992 Stock Option Plan at the commencement of an executive officer's employment and, depending on that officer's performance and the appropriateness of additional awards to retain key employees, periodically thereafter. Stock options are granted at the prevailing market price, vest over a period of years and will only have value if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock price performance.

         In September 1996, the Compensation Committee granted options to executive officers, including Mr. Lin. Mr. Lin received a grant of 100,000 shares with an exercise price of $11.275. The grant is based on Mr. Lin's senior position, his responsibilities, and his past and expected contributions to the Company's future success and was intended to provide competitive equity compensation for the Company's 1997 fiscal year.



                                                   1997 COMPENSATION COMMITTEE



                                                   Shyur-Jen Paul Chien
                                                   Charles A. Dickinson

                        COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the H&Q Semiconductors Sector Index and the Nasdaq Stock Market-U.S. Index for the period commencing on December 15, 1992(1) and ending on June 30, 1997.


 COMPARISON OF CUMULATIVE TOTAL RETURN FROM DECEMBER 15, 1992 THROUGH JUNE 30, 1997(2):

   TRIDENT MICROSYSTEMS, INC., H&Q SEMICONDUCTORS SECTOR INDEX AND THE NASDAQ

                           Dec-92          Jun-93        Jun-94         Jun-95          Jun-96         Jun-97
Nasdaq U.S. Index        $   100.00     $   108.63     $   109.67     $   146.39     $   187.95     $   228.57
Trident                  $   100.00     $    30.87     $    36.75     $   122.01     $    74.26     $    66.15
HQ Semiconductor         $   100.00     $   138.93     $   164.65     $   321.98     $   239.32     $   434.00
 Index



(1) The Company's initial public offering commenced on December 16, 1992. For purposes of this presentation, the Company has assumed that its initial offering price of $17.00 would have been the closing sales price on December 15, 1992, the day prior to commencement of trading.

(2) Assumes that $100.00 was invested on December 15, 1992 in the Company's Common Stock at the Company's initial offering price of $17.00 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                             ELECTION OF DIRECTORS

         The Company has a classified Board of Directors currently consisting of two Class I Directors (Charles A. Dickinson and Yasushi Chikagami), three Class II Directors (Leonard Y. Liu, Millard Phelps and Shyur-Jen Paul Chien), and two Class III Directors (Frank C. Lin and Glen M. Antle), who will serve until the annual meetings of stockholders to be held in 1999, 1997 and 1998, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, Directors are elected for a full term of three years to succeed those Directors whose terms expire on the annual meeting dates. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by vote of the stockholders) may be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

         The terms of the Class II Directors will expire on the date of the upcoming annual meeting. Two people are to be elected to serve as Class II Directors of the Board of Directors at that meeting. Management's nominees for election by the stockholders to these positions are Leonard Y. Liu and Millard Phelps, two of the current Class II members of the Board of Directors. Shyur-Jen Paul Chien will not stand for re- election. Management has not yet identified a suitable candidate to serve as the third Class II Director, and is therefore not proposing a third nominee. The Board of Directors and Management continue to evaluate prospective candidates for the Board of Directors.

         If elected, Management's nominees will serve as Directors until the Company's annual meeting of stockholders in 2000, and until their successors are elected and qualified. If any of the nominees decline to serve, the proxies may be voted for such substitute nominees as the Company may designate. Proxies may not be voted for more than two nominees.

         If a quorum is present and voting, the two nominees for Class II Directors receiving the highest number of votes will be elected as Class II Directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. LIU AND PHELPS.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected Price Waterhouse LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1998. Price Waterhouse LLP has acted in such capacity since its appointment during the fiscal year ending June 30,1991. A representative of Price Waterhouse LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes cast at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

         Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 189 North Bernardo Avenue, Mountain View, California 94043, no later than June 25, 1998, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.



                                          By Order of the Board of Directors





                                          FRANK C. LIN
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

October 23, 1997

PROXY

                           TRIDENT MICROSYSTEMS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                       SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Frank C. Lin, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Trident Microsystems, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the principal executive offices of the Company at 380 North Bernardo Avenue, Mountain View, California 94043 on December 4, 1997 at 9:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated October 23, 1997 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1997 Annual Report to Stockholders.

 THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION
         IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 2.

                  (Continued and to be signed on reverse side)


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

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

                                                        Please mark
                                                       your votes as
                                                       indicated in      /X/
                                                       this example.

1. ELECTION OF CLASS II DIRECTORS.                    FOR            WITHHELD
   Nominees:  Leonard Y. Liu and                      all            from all
              Millard Phelps                        nominees         nominees
                                                      / /              / /

except vote withheld from the following nominee(s):


---------------------------------------------------


2. PROPOSAL TO RATIFY THE                           FOR    AGAINST   ABSTAIN
APPOINTMENT OF PRICE WATERHOUSE LLP                 / /      / /        / /
AS THE COMPANY'S INDEPENDENT
ACCOUNTANTS FOR THE FISCAL YEAR
ENDING JUNE 30, 1998.

                                                          YES       NO
                      I plan to attend the meeting:       / /       / /


                                        WHETHER OR NOT YOU PLAN TO ATTEND THE
                                        MEETING IN PERSON, YOU ARE URGED TO SIGN
                                        AND PROMPTLY MAIL THIS PROXY IN THE
                                        RETURN ENVELOPE SO THAT YOUR STOCK MAY
                                        BE REPRESENTED AT THE MEETING.

_______________________________________________________Dated:____________, 1997
Please print your name here exactly as it appears on your stock certificate. (If you are voting as the proxy for a stockholder, please print the name of that stockholder).


________________________________________By:_____________________(if applicable)
Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person.

Persons signing in a fiduciary capacity
should indicate their full titles in
such capacity.


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